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                                                                   EXHIBIT 10.11

                                 WORKSCAPE, INC.

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

         THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of December 17, 1999, among Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("WPEP") and certain partnerships affiliated with WPEP whose names appear on Schedule I hereto (collectively "Warburg"); ABS Capital Partners III, L.P., a Delaware limited partnership ("ABS"); the individuals whose names and addresses appear from time to time on Schedule II hereto (the "Other Investors"); and Workscape, Inc., a Delaware corporation (the "Company"), amends and restates that certain Stockholders Agreement dated as of February 2, 1999, as amended as of July 15, 1999. Warburg, ABS and the Other Investors are hereinafter collectively referred to as the "Investors."

                                    RECITALS

         WHEREAS, certain of the Other Investors own shares of Series A Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series A Preferred Stock"); and

         WHEREAS, Warburg and certain of the Other Investors, pursuant to the terms of an Agreement and Plan of Recapitalization and Sale dated February 2, 1999, as amended, with the Company (the "First Purchase Agreement"), purchased shares of the Series A Preferred Stock; and

         WHEREAS, Warburg, pursuant to the terms of a Securities Purchase Agreement dated July 15, 1999 with the Company (the "Second Purchase Agreement"), purchased shares of Series B Convertible Preferred Stock of the Company, par value $0.01 per share ("Series B Preferred Stock"), Series C Preferred Stock, par value $0.01 per share ("Series C Preferred Stock"), and warrants to purchase Class A Common Stock (as defined herein) of the Company (the "Warrants"); and

         WHEREAS, certain of the Other Investors have, pursuant to the terms of certain subscription agreements (collectively, the "Subscription Agreements"), purchased shares of the Series A Preferred Stock, Series B Preferred Stock and Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock"), and warrants to purchase shares of Class B Common Stock, par value $0.01 per share, of the Company ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"); and

         WHEREAS, ABS and Warburg, pursuant to the terms of a Stock Purchase Agreement dated as of December 17, 1999 with the Company (the "Series D Purchase Agreement"), have agreed to purchase shares of Series D Convertible Preferred Stock of the Company, par value $0.01 per share ("Series D Preferred Stock", and together with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the "Preferred Stock"); and

         WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and



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voting of the Common Stock and the Preferred Stock. The Common Stock (including all shares of Class A Common Stock issuable upon exercise of the Warrants) and the Preferred Stock are referred to collectively herein as the "Shares".

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. COVENANTS OF THE PARTIES

         (a) Legends. The certificates evidencing the Shares acquired by the Investors will bear a legend reflecting the restrictions on the transfer of such securities contained in this Agreement in substantially the following form:

                  "The Securities evidenced hereby are subject to the terms of that certain Amended and Restated Stockholders Agreement, dated as of December 17, 1999, by and among the Company and certain investors identified therein, including certain restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."

         (b) Additional Investors. The parties hereto acknowledge that certain employees of the Company may become stockholders of the Company after the date hereof. As a condition to the issuance of shares of capital stock of the Company to them, the Company shall require such employees to execute and deliver an agreement containing restrictions substantially similar to those set forth in Sections 3(a), (b) and (d) hereof.

         2.  BOARD OF DIRECTORS

                  (a) Election of Directors.

                           (i) From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company owned by them, required to cause the Board of Directors of the Company (the "Board") to consist of five (5) members or such other number as the Board may from time to time establish, to maintain the quorum requirements for actions of the Board at a majority of the entire number of directors, to maintain the voting requirements for actions of the Board at a majority of directors present at a meeting at which there is a quorum (except in respect of such matters as this Agreement, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company may impose a greater requirement), and at all times throughout the term of this Agreement to include (A) as long as Warburg owns (beneficially within the meaning of Rule 13d-3 under the Exchange Act) at least fifteen percent (15%) of the shares of Common Stock (on a fully converted basis), two representatives designated by Warburg (each, a "Warburg Director"), (B) as long as ABS owns (beneficially within the meaning of Rule 13d-3 under the Exchange Act) at least fifty percent (50%) of the shares of Series D Preferred Stock (or shares of Class A Common Stock into which such shares have been


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         converted) purchased by it under the Series D Purchase Agreement, one representative designated by ABS (the "ABS Director"), and (C) James G. Carlson and Timothy T. Clifford, each of whom shall be entitled to be a member of the Board for so long as he is serving as an executive officer of the Company (the "Voting Agreement"). For as long as Warburg and ABS are entitled to designate directors under this Section 2(a), the Investors agree that the Warburg Directors and the ABS Director shall be three of the Preferred Stock Directors (as defined in the Company's Amended and Restated Certificate of Incorporation). Notwithstanding anything to the contrary, as of February 2, 2004, Messrs. Phillips and Percia shall no longer be subject to the Voting Agreement.

                           (ii) From the date on which the Company completes an underwritten public offering for shares of Common Stock (the "Initial Public Offering") pursuant to a registration under the Securities Act of 1933, as amended (the "Securities Act"), and for as long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange
         Act) at least twenty percent (20%) of the Common Stock, the Company will nominate and use its best efforts to have two individuals designated by Warburg elected to the Board. From the date on which the Company completes its Initial Public Offering and for as long as Warburg owns beneficially and of record at least ten percent (10%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have one individual designated by Warburg elected to the Board.

                  (b) Replacement Directors. In the event that any Warburg Director or the ABS Director (a "Withdrawing Director") designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by Warburg or ABS, as applicable. The Investors and the Company agree to take all action within their respective power, including, but not limited to, the voting of capital stock of the Company owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2(b) or (ii) upon the written request of Warburg or ABS, as applicable, to remove, with or without cause, any Warburg Director or the ABS Director, as the case may be.

                  (c) Observation Rights. In addition to the agreements of the Investors and the Company set forth above, the Company and each Investor hereby agree that for so long as ABS is a party to this Agreement and this Agreement is in effect, ABS shall have the right to have one observer attend each Board meeting in addition to any directors it has designated in accordance with
Section 2(a). Such observer shall not be entitled to vote on any matter presented to the Board, and, except as otherwise requested by the Board, shall not actively participate in Board meetings.

                  (d) Board Committees. The Company and each Investor further agree to take, or to cause the Board of Directors to take, all such actions necessary to cause the ABS Director to be nominated to each committee of the Board, whether now in existence or created after the date hereof, unless such nomination would be contrary to applicable law.


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         3. TRANSFER OF STOCK

                  (a) Resale of Securities. No Other Investor shall Transfer any Shares other than in accordance with the provisions of this Section 3. Any Transfer or purported Transfer made in violation of this Section 3 shall be null and void and of no effect.

                  (b) Rights of First Refusal.

                           (i) No Other Investor shall Transfer any of the Shares owned by him (except to members of such Other Investor's family, heirs, executors or legal representatives or trusts for the benefit of such Other Investor or such Other Investor's family, provided in each instance that such transferee agrees to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto) unless the Other Investor desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first made the offers to sell all of the Shares then proposed to be transferred by the Transferor (the "Subject Shares") to the Company and then to the Investors holding Preferred Stock (the "Preferred Holders") as contemplated by this Section 3(b), and such offers shall not have been accepted.

                           (ii) Offer by Transferor. Copies of the Transferor's offer shall be given to the Company and the Preferred Holders and shall consist of an offer to sell to the Company or, failing its election to purchase all of the Subject Shares, then to the Preferred Holders, all of the Subject Shares pursuant to a bona fide offer of a third party, to which copies shall be attached a statement of intention to Transfer to such third party, the name and address of the prospective third party transferee, the number of Subject Shares involved in the proposed Transfer, and the terms of such Transfer.

                           (iii) Acceptance of Offer.

                           (A) Within twenty (20) days after the receipt of the
                  offer described in Section 3(b)(ii), the Company may, at its option, elect to purchase some or all of the Subject Shares. The Company shall exercise such option by giving notice thereof to the Transferor and to the Preferred Holders within twenty (20) days after receipt of such notice.

                           (B) If the Company does not elect to purchase all of
                  the Subject Shares within such 20-day period, one or more Preferred Holders may purchase all, but not less than all, of the remaining Subject Shares by giving notice thereof to the Transferor and to the Company within twenty (20) days after receipt of notice from the Transferor in accordance with
                  Section 3(b) to the effect that the Company did not exercise its option to purchase all of the Subject Shares. Each Preferred Holder who has complied with the notice provisions hereof shall be entitled to purchase a pro rata portion of the remaining Subject Shares equal to the number of remaining Subject Shares multiplied by a fraction, the numerator of which shall be the number of Shares owned by such Preferred Holder and the denominator of which shall be the aggregate number of Shares owned by the


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                  Preferred Holders electing to purchase the remaining Subject
                  Shares. Each Preferred Holder shall have the right of over-subscription such that if any Preferred Holder having a similar right of first refusal fails to exercise such right to purchase its pro rata portion of the remaining Subject Shares, the Transferor shall promptly notify the other Preferred Holders and the other Preferred Holders may purchase the non-purchasing Preferred Holder's portion on a pro rata basis, within five business days of the date of this subsequent notice by the Transferor.

                           (C) In either event, the notice required to be given
                  by the purchasing party or parties (the "Purchaser") shall specify a date for the closing of the purchase which shall not be more than thirty (30) days after the date of the giving of such notice.

                           (iv) Purchase Price. The purchase price per share for the Subject Shares shall be the price per share offered to be paid by the prospective Transferee described in the offer, which price shall be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.

                           (v) Consideration Other Than Cash. If the offer of Subject Shares under this Section 3(b) is for consideration other than cash or cash plus deferred payments of cash, the Purchaser shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser cannot agree on the amount of such cash equivalent within ten (10) days after the beginning of the 20-day period under Section 3(b)(iii)(A), any of such parties may, by three (3) days' written notice to the other, initiate appraisal proceedings under Section 3(b)(vi) for determination of the cash equivalent. The Purchaser may give written notice to the Transferor revoking an election to purchase all, but not less than all, of the Subject Shares within ten (10) days after determination of the appraised value, if it chooses not to purchase the Subject Shares.

                           (vi) Appraisal Procedure. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under Section 3(b)(v), then the Transferor, on the one hand, and the Purchaser, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within thirty (30) days of appointment, separately, investigate the value of the consideration for the Subject Shares as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third


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         appraiser shall, within thirty (30) days of his appointment, appraise the value of the consideration for the Subject Shares (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Purchaser shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Purchaser.

                           (vii) Closing of Purchase. The Closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(b)(iv) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Purchaser the certificates evidencing the Subject Shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

                           (viii) Release from Restriction; Termination of Rights. If the offer to sell is not accepted by the Company, the Preferred Holders or a combination thereof, the Transferor may make a bona fide Transfer to the prospective transferee named in the statement attached to the offer in accordance with the agreed upon terms of such Transfer, provided that (A) such Transfer shall be made only in strict accordance with the terms therein stated and (B) the transferee agrees, in writing, to be bound by the provisions of this Agreement. If the Transferor shall fail to make such Transfer within sixty (60) days following the expiration of the time provided above for the election by the Preferred Holders or, if the Purchaser revokes an election to purchase the Subject Shares pursuant to Section 3(b)(v), within sixty
         (60) days of the date of such notice of revocation, such Subject Shares shall again become subject to all the restrictions of this Section 3.

                           (ix) Limitations. The provisions of this Section 3(b) shall not apply to (A) sales by Tag-Along Investors (as defined below) pursuant to Section 3(c) hereof or (B) sales by Investors pursuant to
         Section 3(d) hereof.

                  (c) Tag-Along Rights.

                           (i) If any Investor (a "Selling Holder") intends to Transfer (other than to any of its Affiliates or to the Company) Shares representing at least three percent (3%) of the fully-diluted equity of the Company, the Selling Holder shall notify the remaining


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         Investors (the "Tag-Along Investors"), in writing, of such proposed
         Transfer and its terms and conditions. Within ten (10) business days of the date of such notice, each other Tag-Along Investor shall notify the Selling Holder if it elects to participate in such Transfer. Any Tag-Along Investor that fails to notify the Selling Holder within such ten (10) business day period shall be deemed to have waived its rights hereunder. Each Tag-Along Investor that so notifies the Selling Holder shall have the right to sell, at the same price and on the same terms and conditions as the Selling Holder, an amount of Shares equal to the Shares the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares issued and owned by such Tag-Along Investor and the denominator of which shall be the aggregate number of Shares issued and owned by the Selling Holder and each Tag-Along Investor exercising its rights under this
         Section 3(c) (assuming, in the case of sales of Common Stock, full conversion of all shares of Preferred Stock held by the Selling Holder and each Tag-Along Investor exercising its rights under this Section 3(c)). Notwithstanding the foregoing, if the Selling Holder is selling only shares of Preferred Stock, holders of Common Stock shall not have the right to sell shares of Common Stock pursuant to this Section 3(c).

                           (ii) Notwithstanding anything contained in this
         Section 3(c), if all or a portion of the purchase price consists of securities and the sale of such securities to the Tag-Along Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Selling Holder, any one or more of the Tag-Along Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

                  (d) Drag-Along Right.

                           (i) If at any time and from time to time after the date of this Agreement, any Investors that together hold at least 80% of the Shares (the "Controlling Holders") wish to Transfer in a bona fide arms' length sale all of their Shares to any Person or Persons who are not Affiliates of the Controlling Holders (for purposes of this Section 3(d), the "Proposed Transferee"), the Controlling Holders shall have the right (for purposes of Section 3(d), the "Drag-Along Right") to require each Investor to sell to the Proposed Transferee all of his or its Shares (including any warrants or options to acquire Shares) for the same per share consideration as proposed to be received by the Controlling Holders (less, in the case of options or warrants, the exercise price for such options or warrants) then held by such Investor. Each Investor agrees to take all steps necessary to enable him or it to comply with the provisions of this Section 3(d) to facilitate the Controlling Holders' exercise of a Drag-Along Right.

                           (ii) To exercise a Drag-Along Right, the Controlling Holders shall give each Investor a written notice (for purposes of this Section 3(d), a "Drag-Along Notice") containing (1) the name and address of the Proposed Transferee and (2) the proposed


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         purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each Investor shall thereafter be obligated to sell his or its Shares (including any warrants or options held by such Investor), provided that the sale to the Proposed Transferee is consummated within ninety (90) days of delivery of the Drag- Along Notice. If the sale is not consummated within such 90-day period, then each Investor shall no longer be obligated to sell such Investor's Shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this
         Section 3(d).

                           (iii) Notwithstanding anything contained in this
         Section 3(d), if all or a portion of the purchase price consists of securities and the sale of such securities to the Investors would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Controlling Holders, the Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

                           (iv) Satisfaction of Conditions. The obligations of the Investors pursuant to this Section 3(d) are subject to the satisfaction of the following conditions:

                                    (1) upon the consummation of the sale, all
                  of the holders of capital stock of the Company shall receive the same proportion of the aggregate consideration from such sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such sale;

                                    (2) for purposes of determining the per
                  share consideration received by the Controlling Holders, the aggregate consideration to be received pursuant to the Proposed Transferee's offer shall be deemed to include (A) any consideration received by an Investor or its affiliate for any reason in a transaction arising from or contemplated by the Proposed Transferee's offer, including, without limitation, broker's and/or advisor's fees, transitional services and other post-closing consulting agreements (other than post-closing employment agreements in the ordinary course consistent with past practice), and (B) any option, warrant or other right to acquire and/or dispose of securities of the successor to the Company resulting from the Proposed Transferee's offer;

                                    (3) if any holders of shares of any class of
                  capital stock of the Company are given an option as to the form and amount of consideration to be received, all holders of shares of such class will be given the same option;

                                    (4) no Investor shall be obligated to make
                  any out-of-pocket expenditure prior to the consummation of the sale (excluding modest expenditures for postage, copies, etc.) and no Investor shall be obligated to pay more than its "pro rata share" of reasonable expenses incurred in connection with a


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                  consummated sale to the extent such expenses are incurred for the benefit of all Investors and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of an Investor for its sole benefit will not be considered costs of the transaction hereunder); and

                                    (5) no Investor shall be required to make
                  any representations or indemnities in connection with the sale, other than (a) representations concerning each Investor's valid ownership of its Shares, free of all liens and encumbrances (other than those arising under applicable federal and state securities laws), and each Investor's authority, power and right to enter into and consummate such sale without violating any other agreement and (b) indemnities with respect to such representations by it, provided that such Investor's liability for indemnity shall in no event exceed the total purchase price received by such Investor for its Shares.

                  (e) Subscription Right.

                           (i) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (A) upon conversion of the Preferred Stock pursuant to the Company's Certificate of Incorporation, (B) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (C) pursuant to the acquisition of another Person by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (D) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program, (E) to vendors, lenders, customers and consultants to the Company, (F) in connection with the payment by the Company of Contingent Consideration (as defined in Section 2.2(a) of the First Purchase Agreement) or (G) upon exercise of the Warrants or warrants to purchase Class B Common Stock outstanding on the date hereof, then, as to each Investor who then holds in excess of five percent (5%) of the then outstanding shares of Common Stock (on an as converted basis), the Company shall:

                                    (1) give written notice setting forth in
                  reasonable detail (w) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (x) the price and other terms of the proposed sale of such securities; (y) the amount of such securities proposed to be issued; and (z) such other information as the Investors may reasonably request in order to evaluate the proposed issuance (it being agreed that Kenneth Phillips and Salvatore Percia will be counted as one holder for purposes of said requirements); and


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                                    (2) offer to issue to each such Investor a
                  portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock held by such Investor and issuable to such Investor, assuming conversion in full of any convertible securities then held by such Investor, by (y) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion in full of any then outstanding convertible securities.

                  Each Investor shall have 15 days from the date of receipt of any such notice to notify the Company in writing that it intends to purchase all or a portion of its pro rata share of the Proposed Securities and stating therein the quantity of Proposed Securities to be purchased. If an Investor elects to purchase a share of the Proposed Securities, it shall do so on the same terms and conditions as the other purchasers thereof. If an Investor fails to exercise the rights granted hereunder within the 15-day period, the Company shall have 90 days to effect the sale of the Proposed Securities at a price and on terms no more favorable, in the aggregate, to the purchasers thereof than those offered to the Investors. If the sale is not effected within the 90- day period, the Company shall not issue and sell the Proposed Securities without first offering the Proposed Securities to the Investors in the manner provided in this Section 3(e).

                  (f) Injunctive Relief. The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Investor to perform any of its obligations as set forth in this Section 3. Therefore, the Company and the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

         4. TERMINATION.  This Agreement shall terminate:

                  (a) upon the closing of a Qualified Public Offering (as defined in the Company's Amended and Restated Certificate of Incorporation), provided, however, the provisions of Section 2(a)(ii) shall remain in full force and effect following the closing of such Qualified Public Offering and shall remain in effect at all times following the closing of the Initial Public Offering;

                  (b) on the date on which Warburg, ABS and the beneficial owners of a majority of the Shares (other than Warburg and ABS) shall have agreed in writing to terminate this Agreement; or

                  (c) when neither Warburg nor ABS is a shareholder of the Company.

         5. INTERPRETATION OF THIS AGREEMENT.

                  (a) Terms Defined. As used in this Agreement, the following terms have the respective meaning set forth below:

         Affiliate: shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

         Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

         Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         security or securities: shall have the meaning set forth in Section 2(1) of the Securities Act.

         Securities Act:  shall mean the Securities Act of 1933, as amended.

         Transfer: shall mean any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

                  (b) Accounting Principles. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  (c) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                  (e) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         6.       MISCELLANEOUS.

                  (a) Notices.

                           (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                           (A) if to any of the Other Investors, at the address
                  or facsimile number of such Other Investor shown on Schedule II, or at such other address as the Other Investor may have furnished the Company in writing;

                           (B) if to Warburg, at 466 Lexington Avenue, New York, New York 10017 (facsimile: (212) 878-9361), marked for attention of Patrick T. Hackett, or at such other address as Warburg may have furnished the Company in writing;

                           (C) if to ABS, at One South Street, 25th Floor, Baltimore, Maryland 21202 (facsimile: (410) 895-4380), marked for attention of Timothy T. Weglicki, or at such other address as ABS may have furnished the Company in writing;

                           (D) if to the Company, at 16 Tech Circle, Natick,
                  Massachusetts 01760 (facsimile (508) 653-1279), marked for attention of President, or at such other address as it may have furnished in writing to each of the Investors.

                           (ii) Any notice so addressed shall be deemed to be given if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                  (b) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investor pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  (d) Entire Agreement; Amendment and Waiver. This Agreement and the First Purchase Agreement, Second Purchase Agreement, Series D Purchase Agreement and Subscription Agreements constitute the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived with (and only with) the written consent of the Company, Warburg, ABS and the holders of a majority of the Shares (measured on a fully converted, exchanged or exercised basis) other than Warburg and ABS.

                  (e) If at any time Warburg owns more than 50% of the issued and outstanding voting securities of the Company, including for this purpose all securities owned by Warburg that are convertible into or exchangeable for voting securities of the Company ("Voting Stock"), Warburg agrees that (i) it shall be entitled to vote (or take action by written consent in respect of) not more than 50% of the issued and outstanding shares of Voting Stock and (ii) it will vote (or take action by written consent in respect of) any shares in excess of 50% of the Voting Stock ("Neutral Shares") in proportion to the vote of all other holders of Voting Stock voting (or acting by written consent) on such matter, unless Warburg elects to abstain from voting in respect of the Neutral Shares; provided, however, that any amendment or waiver to this Section 6(e) may be effected by the holders of a majority of the Shares other than Warburg.

                  (f) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           WORKSCAPE, INC.


                           By: /s/ James G. Carlson
                              -------------------------------------
                               Name:    James G. Carlson
                               Title:   Chief Executive Officer



                           ABS CAPITAL PARTNERS III, L.P.
                           By ABS Partners III, L.L.C.
                           Its General Partner


                           By: /s/ Tim Weglicki
                              -------------------------------------
                               Name:    Tim Weglicki
                               Title:   Managing Member



                           WARBURG, PINCUS EQUITY PARTNERS, L.P.
                           By:Warburg, Pincus & Co.,
                           Its:General Partner


                           By: /s/ Joel Ackerman
                              -------------------------------------
                               Name:    Joel Ackerman
                               Title:   Partner



                           WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V. By:Warburg, Pincus & Co.,
                           Its:General Partner


                           By: /s/ Joel Ackerman
                              -------------------------------------
                               Name:    Joel Ackerman
                               Title:   Partner

                           WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V. By:Warburg, Pincus & Co.,
                           Its:General Partner


                           By: /s/ Joel Ackerman
                              -------------------------------------
                               Name:    Joel Ackerman
                               Title:   Partner



                           WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V. By:Warburg, Pincus & Co.,
                           Its:General Partner


                           By: /s/ Joel Ackerman
                              -------------------------------------
                               Name:    Joel Ackerman
                               Title:   Partner



                           /s/ James G. Carlson
                           ----------------------------------------
                           James G. Carlson



                           /s/ Timothy T. Clifford
                           ----------------------------------------
                           Timothy T. Clifford



                           /s/ Kenneth F. Phillips, Jr.
                           ----------------------------------------
                           Kenneth F. Phillips, Jr.



                           /s/ Salvatore Percia
                           ----------------------------------------
                           Salvatore Percia



                           /s/ Robert T. Barry
                           ----------------------------------------
                           Robert T. Barry



                           /s/ Richard P. Gallagher
                           ----------------------------------------
                           Richard P. Gallagher



                           /s/ Arthur T. Schultz
                           ----------------------------------------
                           Arthur T. Schultz

                           /s/ Julianne Bonvino
                           ----------------------------------------
                           Julianne Bonvino



                           /s/ MaryLee Praetz
                           ----------------------------------------
                           MaryLee Praetz



                           /s/ Donald Fitch
                           ----------------------------------------
                           Donald Fitch



                           /s/ Timothy McDonald
                           ----------------------------------------
                           Timothy McDonald



                           /s/ Lee Ingram
                           ----------------------------------------
                           Lee Ingram



                           /s/ Susanne Bowen
                           ----------------------------------------
                           Susanne Bowen

                                   SCHEDULE I

                               Warburg Investors

Warburg, Pincus Equity Partners, L.P.

Warburg, Pincus Netherlands Equity Partners I, C.V.

Warburg, Pincus Netherlands Equity Partners II, C.V.

Warburg, Pincus Netherlands Equity Partners III, C.V.

                                   SCHEDULE II

                                Other Investors

Name and Address of Other Investor

James G. Carlson
1763 Brookside Lane
Vienna, VA 22182

Timothy T. Clifford
41 Rolling Meadow Drive
Holliston, MA 01746

Salvatore Percia
10 Pamela Lane
Sterling, MA 01564

Kenneth Phillips
189 Bacon Street
Natick, MA 01760

Robert T. Barry
23 Jefferson Road
Franklin, MA 02038

Richard P. Gallagher
24 Elizabeth Way
Easton, MA 02356

Arthur T. Schultz
5503 Dalys Way
Valrico, FL 33594

Julianne Bonvino
189 Purchase Street
Milford, MA 01757

MaryLee Praetz
12680 Catawba Drive
Lake Ridge, VA 22192

Donald Fitch
15701 Cochester Road
Tampa, FL 33647

Timothy McDonald
4001 N. 30th Street
Arlington, VA 22207

Lee Ingram
8 Gore Drive
Newberryport, MA 01950


Susanne Bundy
150 Steeple Gate Lane
Roswell, GA 30076